Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

On October 1, 2014, Huntsman Corporation (“Huntsman” or the “Company”) through its direct subsidiary Huntsman International LLC (“HI”), completed the acquisition of the Titanium Dioxide Pigments and Other Businesses of Rockwood Holdings, Inc. for $1,039 million in cash.

The following unaudited pro forma condensed combined consolidated financial statements have been derived by the application of unaudited pro forma adjustments to HI’s historical consolidated financial statements. The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2014 for HI and the Titanium Dioxide Pigments and Other Businesses of Rockwood Holdings, Inc.  is presented as if the acquisition had occurred on June 30, 2014. The unaudited pro forma condensed combined consolidated statements of operations of HI and the Titanium Dioxide Pigments and Other Businesses of Rockwood Holdings, Inc. for the six months ended June 30, 2014 and for the year ended December 31, 2013 are presented as if the acquisition had occurred on January 1, 2013. The unaudited pro forma condensed combined consolidated financial statements are being provided for illustrative purposes only and do not purport to represent what our results of operations or financial position would have been if the transaction had occurred on the dates indicated and are not intended to project our results of operations or financial position for any future period. Any of the factors underlying these estimates and assumptions may change or prove to be materially different and the estimates and assumptions may not be representative of facts existing upon finalization of the acquisition.

The acquisition has been accounted for using the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition price presented in the accompanying unaudited pro forma condensed combined consolidated financial statements has been preliminarily allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The unaudited pro forma condensed combined consolidated financial statements contained herein do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the acquisition.

The unaudited pro forma adjustments are based on estimates, available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma adjustments and primary assumptions are described in the accompanying notes. The unaudited pro forma condensed combined consolidated financial statements and the related notes should be read in conjunction with the financial statements and the accompanying notes of the Titanium Dioxide Pigments and Other Businesses of Rockwood Holdings, Inc. included in Exhibit 99.1 and 99.2 of this Current Report on Form 8-K for the year ended December 31, 2013 and for the six months ended June 30, 2014 and 2013, respectively, and the historical consolidated financial statements and accompanying notes of Huntsman Corporation and HI included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

Huntsman International and

Titanium Dioxide Pigments and Other Businesses of Rockwood Holdings, Inc.

As of June 30, 2014

(in millions of dollars)

		Titanium Dioxide Pigments
		and Other Businesses	Pro Forma		Pro Forma
	Huntsman International	of Rockwood Holdings, Inc.	Adjustments (1)	Notes	Combined
ASSETS
Current Assets:
Cash and restricted cash	$317.0	$30.3	$37.9	(a)	$385.2
Accounts receivable, net	2,169.0	247.5			2,416.5
Inventories	1,847.0	449.2	35.9	(b)	2,332.1
Deferred income taxes	53.0	1.5	(1.5)	(c)	53.0
Prepaid expenses and other current assets	258.0	31.0			289.0
Total current assets	4,644.0	759.5	72.3		5,475.8
Property, plant and equipment, net	3,722.0	788.5	(365.1)	(d)	4,145.4
Intangible assets, net	77.0	188.2			265.2
Goodwill	130.0	—			130.0
Investment in unconsolidated affiliates	290.0	—			290.0
Deferred income taxes	239.0	61.3	44.7	(c)	345.0
Other noncurrent assets	483.0	9.2			492.2
Total assets	$9,585.0	$1,806.7	$(248.1)		$11,143.6
LIABILITIES
Current liabilities:
Accounts payable	$1,174.0	$154.1			$1,328.1
Accrued liabilities	694.0	90.1			784.1
Deferred income taxes	44.0	3.0	$(3.0)	(c)	44.0
Notes payable and long-term debt, current portion	357.0	1.9			358.9
Total current liabilities	2,269.0	249.1	(3.0)		2,515.1
Long-term debt	4,521.0	3.5	1,039.0	(e)	5,563.5
Deferred income taxes	259.0	17.8	(17.8)	(c)	259.0
Other liabilities	900.0	236.1	33.9	(f)	1,170.0
Total liabilities	7,949.0	506.5	1,052.1		9,507.6
EQUITY
Total equity	1,636.0	1,300.2	(1,300.2)	(g)	1,636.0
Total liabilities and equity	$9,585.0	$1,806.7	$(248.1)		$11,143.6

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

Huntsman International and

Titanium Dioxide Pigments and Other Businesses of Rockwood Holdings, Inc.

For the Year Ended December 31, 2013

(in millions of dollars)

		Titanium Dioxide Pigments
		and Other Businesses	Pro Forma		Pro Forma
	Huntsman International	of Rockwood Holdings, Inc.	Adjustments (1)	Notes	Combined
Revenues:
Trade sales, services and fees, net	$10,847.0	$1,607.6	$(88.0)	(h)	$12,366.6
Related party sales	232.0	—			232.0
Total revenues	11,079.0	1,607.6	(88.0)		12,598.6
Cost of goods sold	9,309.0	1,466.8	(100.4)	(h) (i)	10,675.4
Gross profit	1,770.0	140.8	12.4		1,923.2
Operating expenses:
Selling, general and administrative	936.0	180.8	(25.0)	(h) (j) (k)	1,091.8
Research and development	140.0	—	15.6	(k)	155.6
Other operating expense	10.0	—			10.0
Restructuring, impairment and plant closing costs	151.0	2.2			153.2
Total operating expenses	1,237.0	183.0	(9.4)		1,410.6
Operating income (expense)	533.0	(42.2)	21.8		512.6
Interest expense	(203.0)	(5.8)	(39.0)	(l)	(247.8)
Equity in income of investment in unconsolidated affiliates	8.0	—			8.0
Loss on early extinguishment of debt	(51.0)	(17.2)			(68.2)
Other income (loss)	2.0	(0.7)			1.3
Income (loss) from continuing operations before income taxes	289.0	(65.9)	(17.2)		205.9
Income tax (expense) benefit	(137.0)	11.6	6.0	(m)	(119.4)
Income (loss) from continuing operations	$152.0	$(54.3)	$(11.2)		$86.5

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

Huntsman International and

Titanium Dioxide Pigments and Other Businesses of Rockwood Holdings, Inc.

For the Six Months Ended June 30, 2014

(in millions of dollars)

		Titanium Dioxide Pigments
		and Other Businesses	Pro Forma		Pro Forma
	Huntsman International	of Rockwood Holdings, Inc.	Adjustments (1)	Notes	Combined
Revenues:
Trade sales, services and fees, net	$5,614.0	$833.5	$(48.0)	(h)	$6,399.5
Related party sales	129.0	—			129.0
Total revenues	5,743.0	833.5	(48.0)		6,528.5
Cost of goods sold	4,782.0	707.5	(61.0)	(h) (i)	5,428.5
Gross profit	961.0	126.0	13.0		1,100.0
Operating expenses:
Selling, general and administrative	470.0	101.6	(21.3)	(h) (j) (k)	550.3
Research and development	73.0	—	9.1	(k)	82.1
Other operating income	(9.0)	—			(9.0)
Restructuring, impairment and plant closing costs	52.0	0.1			52.1
Total operating expenses	586.0	101.7	(12.2)		675.5
Operating income	375.0	24.3	25.2		424.5
Interest (expense) income	(103.0)	1.3	(19.5)	(l)	(121.2)
Equity in income of investment in unconsolidated affiliates	4.0	—			4.0
Other income (expense)	1.0	(0.2)			0.8
Income from continuing operations before income taxes	277.0	25.4	5.7		308.1
Income tax expense	(80.0)	(13.9)	(2.0)	(m)	(95.9)
Income from continuing operations	$197.0	$11.5	$3.7		$212.2

Pro Forma Adjustments Explanatory Notes

Huntsman International and

Titanium Dioxide Pigments and Other Businesses of Rockwood Holdings, Inc.

(1)

The preliminary acquisition price allocation for the Titanium Dioxide Pigments and Other Businesses of Rockwood Holdings, Inc. is based on estimates, assumptions, and valuations which have not yet been finalized. Accordingly, the pro forma adjustments to allocate the acquisition consideration will remain preliminary until Huntsman management determines the fair values of assets acquired, net of liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma condensed combined consolidated financial statements. The preliminary amounts allocated to the net assets acquired and liabilities assumed are based on Huntsman management’s current best estimates. The final acquisition price allocation may result in different allocations for tangible and intangible assets than presented in the unaudited pro forma condensed combined consolidated financial statements and these notes, and those differences may be material.

The following table summarizes the preliminary allocation of the aggregate cash acquisition price of $1,039 million:

Preliminary Acquisition Price Allocation (in millions)
Cash	$68.2
Accounts receivable, net	247.5
Inventories	485.1
Prepaid expenses and other current assets	31.0
Property, plant and equipment, net	423.4
Intangible assets, net	188.2
Deferred income taxes, non-current	106.0
Other assets	9.2
Total assets acquired	1,558.6
Accounts payable	154.1
Accrued compensation	44.7
Accured expenses and other current liabilities	45.4
Long-term debt, current	1.9
Long-term debt, non-current	3.5
Pension and related liabilities	240.0
Other liabilities	30.0
Total liabilities assumed	519.6
Total Acquisition Price	$1,039.0

Balance Sheet:

(a)   To record incremental cash acquired.

(b)   To adjust inventory to estimated preliminary fair value.

(c)   To record estimated preliminary deferred tax assets related to the acquisition.

(d)   To record a step-down in value to estimated preliminary fair value of long-lived assets.

(e)   To reflect the acquisition cost as combined debt.

(f)           To adjust the accrued pension obligation to estimated preliminary fair value.

(g)          To eliminate equity of the Titanium Dioxide Pigments and Other Businesses of Rockwood Holdings, Inc.

Income Statement:

(h)         In order to gain approval from the European Commission for the acquisition of the Titanium Dioxide Pigments and Other Businesses of Rockwood Holdings, Inc., Huntsman was required to sell its business associated with a product known as TR52 mainly sold into inks applications. Pro forma adjustment is to record a reduction to revenues, cost of goods sold and selling, general and administrative expenses related to the divestiture of Huntsman’s TR52 business. This divestiture excludes any associated manufacturing assets.

(i)             To record a reduction to depreciation expense related to the step-down in long-lived assets resulting from purchase accounting, assuming average estimated useful lives of 16 years.

(j)            To eliminate Rockwood acquisition expense.

(k)         To reclassify research and development expenses of the Titanium Dioxide Pigments and Other Businesses of Rockwood Holdings, Inc. from selling, general and administrative expenses to conform with Huntsman’s presentation.

(l)             To record interest expense on debt incurred in connection with the acquisition, assuming an interest rate of 3.75%.

(m)     To record an income tax benefit on pro forma adjustments.